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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$75,000.00                                                Minneapolis, Minnesota
                                                                October 10, 2001


     FOR VALUE RECEIVED, Active IQ Technologies, Inc., a corporation organized and existing under the laws of the State of Minnesota (the "Maker"), hereby unconditionally promises to pay to _______________, or his successors and assigns (the "Payee"), at Minneapolis, Minnesota or at such other place or places as may be designated by the Payee from time to time, the principal sum of Seventy Five Thousand Dollars ($75,000.00) (the "Principal Sum"). The Principal Sum shall be due and payable on April 10, 2002.

     All payments on account of this Note, when paid, shall be applied first to the payment of all interest then due on the unpaid Principal Sum and the balance, if any, shall be applied to reduction of the unpaid balance of the Principal Sum. This Note may be prepaid in full or in part at any time without premium.

     Maker waives presentment, protest and demand, notice of protest, notice of dishonor and non-payment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker.

     This Note is the "Purchaser's Note" within the meaning of that certain Stock Purchase Agreement dated October 10, 2001 (the "Purchase Agreement"), by and among Active IQ Technologies, Inc. and the former shareholders (the "Shareholders") of FMS Marketing, Inc., an Illinois corporation (the "Company"). The satisfaction of this Note is secured under the terms of a "Security Agreement" (as defined in the Purchase Agreement) of even date herewith, including any event of default specified therein.

     Notwithstanding anything to the contrary contained herein, Maker shall have no obligation under this Note unless and until the Shareholders have obtained from Farm Management, Inc. a release from that certain license agreement dated October 31, 1990, as more fully described in Section 5.9 of the Purchase Agreement.

     The terms, conditions and provisions of this Note shall be construed and enforced according to the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the duly authorized officer of Maker has caused this Note to be executed on the date first written above.


                           ACTIVE IQ TECHNOLOGIES, INC., a Minnesota corporation



                           By:
                              ----------------------------------------
                                 Kenneth W. Brimmer
                                 Its: Chief Executive Officer